UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2012

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2012, Consolidated Communications Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into a Second Amendment and Incremental Facility Agreement (the “Second Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and certain other lenders.  The Second Amendment further amended the Company’s Amended and Restated Credit Agreement, dated June 8, 2011, which was first amended as of February 17, 2012.

Under the terms of the Second Amendment, the Company issued incremental term loans in the aggregate amount of $515.0 million, with a maturity date of December 31, 2018, and used the proceeds, in part, to (i) pay off outstanding term loans in the amount of $467.4 million which were scheduled to mature on December 31, 2014 and (ii) pay down the outstanding revolver of $35.0 million.  Pricing and other terms included the following:

•	The terms, conditions and covenants of the new incremental term loan facility are materially consistent with those in the existing Amended and Restated Credit Agreement.

•
The new incremental term loan facility has an interest rate of LIBOR plus 4.00% with a 1.25% LIBOR floor.  The effective yield factoring in the OID is approximately 5.50%.  The debt will be amortized at the same 1.0% rate that the 2014 maturities were.

•	The incremental term loan basket was re-set, such that the Company has the ability to borrow an additional $300 million of incremental term loans.

The foregoing description of the Second Amendment is qualified in its entirety by the terms of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the news release issued by the Company on December 4, 2012 announcing the Second Amendment is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1
Second Amendment and Incremental Facility Agreement, dated as of December 4, 2012, by and among the Company; Consolidated Communications, Inc., as Borrower; Consolidated Communications Enterprise Services, Inc.; Consolidated Communications Services Company; Consolidated Communications of Fort Bend Company; Consolidated Communications of Texas Company; Consolidated Communications of Pennsylvania Company, LLC; SureWest Communications; SureWest Long Distance; SureWest Communications, Inc.; SureWest Broadband; SureWest  TeleVideo; SureWest  Kansas, Inc.; SureWest  Telephone; SureWest Kansas Holdings, Inc.; SureWest Kansas Connections, LLC; SureWest  Kansas Licenses, LLC; SureWest Kansas Operations, LLC; SureWest Kansas Purchasing, LLC; SureWest Fiber Ventures, LLC; the lenders referred to therein; and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated December 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2012
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amendment and Incremental Facility Agreement, dated as of December 4, 2012, by and among the Company; Consolidated Communications, Inc., as Borrower; Consolidated Communications Enterprise Services, Inc.; Consolidated Communications Services Company; Consolidated Communications of Fort Bend Company; Consolidated Communications of Texas Company; Consolidated Communications of Pennsylvania Company, LLC; SureWest Communications; SureWest Long Distance; SureWest Communications, Inc.; SureWest Broadband; SureWest  TeleVideo; SureWest  Kansas, Inc.; SureWest  Telephone; SureWest Kansas Holdings, Inc.; SureWest Kansas Connections, LLC; SureWest  Kansas Licenses, LLC; SureWest Kansas Operations, LLC; SureWest Kansas Purchasing, LLC; SureWest Fiber Ventures, LLC; the lenders referred to therein; and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated December 4, 2012